Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the First Quarter 2014

Quarterly Revenue Increases 23% Year over Year to $46.1 Million

Quarterly Net Income Increases 22% Year over Year to $10.1 Million

MAPLE PLAIN, Minn.—May 1, 2014-- Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced record financial results for the first quarter ended March 31, 2014.

Highlights include:

●	Revenue for the first quarter of 2014 increased to a record $46.1 million, 23 percent above revenue of $37.3 million in the first quarter of 2013.
●	The record quarterly revenue was achieved through an 18 percent increase in the number of product developers served combined with an increase of 4 percent in spending per product developer.
●

Net income for the first quarter of 2014 increased to a record $10.1 million, or $0.39 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, was $10.8 million, or $0.41 per diluted share. See “Non-GAAP Financial Measure” below.

“Our story in the first quarter of 2014 was about execution on many fronts. We successfully prepared for the formal launches in metal injection molding and liquid silicone rubber, both of which were announced the first week of April. Our revenue growth was strong, especially considering all the weather slow-downs and closures our customers experienced in the eastern half of the country. And of course, we completed the acquisition of FineLine Prototyping which we proudly announced a few days ago,” said Vicki Holt, President and Chief Executive Officer of Proto Labs.

Additional highlights include:

●	Gross margin was 63.0 percent of revenue in the first quarter of 2014 compared with 62.4 percent during the same quarter in 2013.
●

During the first quarter of 2014, spending on research and development, including the Protoworks initiatives, totaled $3.5 million, or 7.5 percent of revenue. This compares to $2.6 million, or 7.0 percent of revenue, during the first quarter of 2013.

●	Operating margin was 31.4 percent of revenue during the first quarter of 2014 compared to 30.5 percent in the first quarter of 2013.
●

As measured on a year-to-date basis, cash generated from operations totaled $15.3 million and expenditures on capital equipment were $9.9 million. Total cash, cash equivalents and investments totaled $149.9 million as of March 31, 2014.

“As much as we accomplished this past quarter, we expect the next few quarters will bring even more success. We are confident that our new services, LSR and MIM, will continue to gain momentum through 2014 and into 2015 as product developers become aware of and have experience with these new offerings. The integration of FineLine and its additive manufacturing service will bring more choices to product developers. We believe we are building the most dynamic parts supplier in the world with capabilities to supply our customers’ parts demand from quick-turn prototyping through short-run volume production via a robust portfolio of manufacturing technologies in a wide variety of material selections,” concluded Holt.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense, in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter financial results today, May 1, 2014 at 8:30 a.m. ET. To access the call in the U.S. please dial 866-700-6067. Outside the U.S. please dial 617-213-8834. Use participant code 17168050. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.
Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining, injection molding, and additive manufacturing (3D printing), to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$44,201	$43,039
Short-term marketable securities	34,360	36,339
Accounts receivable, net	21,905	18,320
Inventory	5,346	5,166
Other current assets	4,862	6,931
Total current assets	110,674	109,795

Property and equipment, net	63,963	56,101
Long-term marketable securities	71,315	64,023
Other long-term assets	249	256
Total assets	$246,201	$230,175

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$10,405	$6,455
Accrued compensation	4,779	6,196
Accrued liabilities and other	1,304	808
Income taxes payable	145	-
Current portion of long-term debt obligations	208	204
Total current liabilities	16,841	13,663

Long-term deferred tax liabilities	3,779	3,682
Long-term debt obligations	106	159
Other long-term liabilities	999	1,028

Shareholders' equity	224,476	211,643
Total liabilities and shareholders' equity	$246,201	$230,175

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue
Protomold	$32,694	$26,880
Firstcut	13,380	10,433
Total revenue	46,074	37,313

Cost of revenue	17,050	14,034
Gross profit	29,024	23,279

Operating expenses
Marketing and sales	6,417	5,263
Research and development	3,456	2,628
General and administrative	4,703	3,994
Total operating expenses	14,576	11,885
Income from operations	14,448	11,394
Other income, net	103	3
Income before income taxes	14,551	11,397
Provision for income taxes	4,449	3,110
Net income	$10,102	$8,287

Net income per share:
Basic	$0.40	$0.33
Diluted	$0.39	$0.32

Shares used to compute net income per share:
Basic	25,573,851	25,014,907
Diluted	26,091,069	25,645,744

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Operating activities
Net income	$10,102	$8,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,106	1,734
Stock-based compensation expense	998	865
Deferred taxes	107	148
Excess tax benefit from stock-based compensation	(897)	(4,067)
Amortization of held-to-maturity securities	482	304
Changes in operating assets and liabilities	2,368	3,874
Net cash provided by operating activities	15,266	11,145

Investing activities
Purchases of property and equipment	(9,892)	(2,548)
Purchases of marketable securities	(32,385)	(41,088)
Proceeds from maturities of marketable securities	26,590	18,313
Net cash used in investing activities	(15,687)	(25,323)

Financing activities
Payments on debt	(50)	(92)
Proceeds from exercises of stock options and other	665	1,619
Excess tax benefit from stock-based compensation	897	4,067
Net cash provided by financing activities	1,512	5,594
Effect of exchange rate changes on cash and cash equivalents	71	(246)
Net increase (decrease) in cash and cash equivalents	1,162	(8,830)
Cash and cash equivalents, beginning of period	43,039	36,759
Cash and cash equivalents, end of period	$44,201	$27,929

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measure
(In thousands, except share and per share amounts)
(Unaudited)

Three Months Ended
March 31, 2014
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$10,102
Add back: Stock-based compensation expense
Cost of revenue	82
Marketing and sales	195
Research and development	215
General and administrative	506
Total stock-based compensation expense	998
Income tax benefits on stock-based compensation	(312)
Non-GAAP net income	$10,788

Non-GAAP net income per share:
Basic	$0.42
Diluted	$0.41

Shares used to compute non-GAAP net income per share:
Basic	25,573,851
Diluted	26,091,069

Proto Labs, Inc.
Revenue by Geography - Based on Shipping Location
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues
Domestic
United States	$33,022	$28,148
International
Europe	9,205	6,465
Japan	1,885	1,349
United States	1,962	1,351
Total international	13,052	9,165
Total revenue	$46,074	$37,313

Proto Labs, Inc.
Customer Information
(In thousands, except customer amounts)
(Unaudited)

	Three Months Ended March 31,
	2014		2013
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)

New customers	559	$3,196	710	$3,078
Existing customers	4,325	42,878	3,528	34,235
Total	4,884	$46,074	4,238	$37,313

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended March 31,
	2014	2013

Unique product developers served	7,669	6,488